Exhibit 1.1

MADISON SQUARE CAPITAL, INC.

Units

Common Stock

Warrants

UNDERWRITING AGREEMENT

                    , 2010

LAZARD CAPITAL MARKETS LLC

STIFEL NICOLAUS & COMPANY, INCORPORATED

As representatives of the several Underwriters

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

60th Floor

New York, NY 10020

Dear Sirs:

Madison Square Capital, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Lazard Capital Markets LLC and Stifel Nicolaus & Company, Incorporated are acting as representatives (in such capacity, collectively, the “Representatives”), with respect to (i) the sale by the Company of              Units (the “Initial Units”) of the Company, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Initial Units set forth opposite the name of each of the Underwriters listed in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of              additional Units to cover over-allotments (the “Option Units”), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Units set forth opposite the name of each of the Underwriters listed in Schedule I hereto. The Initial Units to be purchased by the Underwriters and all or any part of the Option Units subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Units”.

Each Unit will consist of one share of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”). The shares of Common Stock and the Warrants included in the Units will not be separately transferable until the 35th day after the date of the Prospectus (as defined below) unless the Representatives inform the Company of the Underwriters’ decision that an earlier date is acceptable. In no event will the Underwriters allow separate trading of the Common Stock and Warrants until the Company files an audited balance sheet reflecting receipt by the Company of the proceeds of the offering with the U.S. Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $        , subject to certain adjustments. The Warrants will become exercisable on the date that the Common Stock and Warrants comprising the Units trade separately, so long as the Company has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants. The Warrants will expire at 5:00 p.m., New York City time, five years from the date of the Prospectus or earlier upon redemption, pursuant to the terms of the Warrant Agreement (as defined below).

The Company has entered into a Warrant Agreement, dated as of the date hereof (the “Warrant Agreement”), with respect to the Warrants, with Registrar and Transfer Company, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (as defined below).

The Company understands that the Underwriters propose to make a public offering of the Units as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered, all in accordance with, and subject to, the terms and conditions hereof.

The Company has filed with the Commission a registration statement on Form S-11 (No. 333-150467), including a related preliminary prospectus, for the registration of the sale of the Units (including the shares of Common Stock and the Warrants included as part of the Units, and the shares of Common Stock underlying the Warrants included in the Units) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement”. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations, is hereinafter called the “Preliminary Prospectus”. The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations.

The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The Underwriters represent and warrant that they have not offered or sold and agree that they will not offer or sell, without the Company’s prior written consent, any Units by means of a Free Writing Prospectus other than (i) as identified on Schedule II hereto and (ii) each “road show” (as defined in Rule 433 of the Securities Act) related to the offering of the Units contemplated hereby.

The Company and the Underwriters agree as follows:

1. Sale and Purchase

(a) Initial Units. Subject to the provisions of Section 2(c), upon the basis of the representations and representations and other terms and conditions herein set forth, at the purchase price per Unit of $        , the Company agrees to sell to each of the Underwriters the number of Initial Units set forth in Schedule I, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Units set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Units that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Units. In addition, upon the basis of the representations and warranties and other terms and conditions herein set forth, at the purchase price per Unit set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Units set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Option Units that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period, on no more than two occasions only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Units upon notice by the Representatives to the Company setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (each, an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three (3) full business days (or earlier, without the consent of the Company, than two (2) full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, the Company will sell that number of Option Units then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Units.

(c) Unit Deferred Discount. In addition to the discount from the public offering price of $         per Unit represented by the purchase price set forth in paragraph (a) above, the Company hereby agrees to pay to the Underwriters a deferred discount of $         per Unit (for both Initial Units and Option Units) purchased hereunder (the “Deferred Discount”); provided, however, the Deferred Discount will only be payable on a single occasion in the event that, during any full consecutive four calendar quarter period during the 24 full calendar quarters after the Closing Time (as defined below) (excluding any partial quarter following the Closing Time), the Core Earnings (as defined below) of the Company for such four-quarter period exceed the Hurdle Rate (as defined below) (the “Deferred Discount Condition”). If the Hurdle Rate is not exceeded for the applicable period, the Company shall have no obligation to pay to the Underwriters the Deferred Discount.

“Core Earnings” is defined as net income (loss), calculated in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”), excluding non-cash equity compensation expense, depreciation and amortization, any unrealized gains, losses or other non-cash items recorded for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges after discussions between the Manager (as defined below) and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

The “Hurdle Rate” for any four-quarter period shall be the product of (1) the weighted average of (i) the issue price per unit of all public offerings of the Company’s units and (ii) the issue price per share of all public offerings of the Company’s Common Stock, multiplied by the weighted average number of shares of Common Stock outstanding (including any shares of Common Stock underlying restricted stock units, any restricted shares of Common Stock and any other shares of Common Stock underlying awards granted under the Company’s equity incentive plans) in such full consecutive four calendar quarter period and (2) 8%.

Prior to the payment of the Deferred Discount, the Company’s manager, MDQ Advisors, LLC or its successor (the “Manager”), on behalf of the Company, shall calculate the Core Earnings of the Company for each full consecutive four-quarter period within 30 days after the end of each applicable calendar quarter and shall promptly deliver such calculations to the Underwriters (but in no event later than the date that is 35 days after the end of each calendar quarter). In the event of a dispute regarding the calculation of the Core Earnings of the Company, the Representatives may, within 20 days of the delivery by the Company of the Core Earnings calculation, give notice of such dispute to the Company, and the parties agree that calculation of the Core Earnings shall then be performed by an independent, third-party auditor, such auditor to be selected and agreed upon by the parties. The costs and expenses of such independent third party auditor shall be borne equally by the Underwriters on the one hand and the Company on the other hand. The calculation of Core Earnings by the independent third party auditor shall be binding on the parties. In the event that the Deferred Discount Condition has been met, the Deferred Discount shall be payable by the Company, to the account specified to the Company by the Representatives upon at least forty-eight hours notice, by wire transfer of Federal (same-day) funds no later than the date that is five (5) business days after the date of delivery of such calculations to the Underwriters reflecting that the Deferred Discount Condition has been met.

2. Payment and Delivery

(a) Initial Units. The Initial Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least forty-eight hours’ prior notice. To the extent the Representatives request (with reasonable advance notice) that the Initial Units be delivered in certificated form and not in book entry through the facilities of DTC, the Company will cause the certificates representing the Initial Units to be made available to the Representatives for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Units occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time”.

(b) Option Units. Any Option Units to be purchased hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least forty-eight hours’ prior notice. To the extent the Representatives request (with reasonable advance notice) that the Option Units be delivered in certificated form and not in book entry through the facilities of DTC, the Company will cause the certificates representing the Option Units to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Units or on such other time and date as the Company and the Representatives may agree upon in writing.

(c) Directed Units. It is understood that approximately              of the Initial Units (“Directed Units”) initially will be reserved by the Underwriters for offer and sale to employees of the Manager, business associates and related persons (collectively, “Directed Unit Participants”), and, notwithstanding the provisions of Section 1(a), the purchase price for any and all Directed Units paid to the Company by the Underwriters hereunder shall be $         per Unit as set forth in the Registration Statement, the Prospectus and the Disclosure Package and in accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) (the “Directed Unit Program”). Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or before the first business day after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated herein (in which case such Initial Units shall not be deemed Directed Units and shall be subject to the provisions of Section 1(a)).

3. Representations and Warranties of the Company

The Company represents and warrants to the Underwriters as of the date hereof, as of the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:

(a) the Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and the Disclosure Package; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable, and have been issued in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive right or other similar right of shareholders arising under applicable law, under the Charter Documents (as defined below) of the Company, as amended from time to time, under any agreement to which the Company is a party or otherwise; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(b) the Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to conduct its business as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and to execute and deliver this Agreement and to consummate the transactions contemplated hereby; complete and correct copies of the articles of incorporation and bylaws (collectively, the “Charter Documents”) of the Company and all amendments thereto through the date hereof have been delivered to the Representatives;

(c) the Company is duly qualified or licensed, and is in good standing as a corporation in each jurisdiction in which it conducts business or in which its owns or leases property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed or be in good standing could reasonably be expected to have a material adverse effect on (i) the assets, general affairs, management, financial position, results of operation, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company, (ii) the indebtedness or capital stock of the Company, or (iii) the consummation of the transactions contemplated by the Registration Statement, the Prospectus, the Disclosure Package or this Agreement (any such effect or change is hereinafter called a “Material Adverse Effect”); the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(d) the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(e) the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its Charter Documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, franchise, or permit, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound, except for those breaches or defaults that could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect;

(f) the execution, delivery and performance of this Agreement and the Warrant Agreement by the Company, the issuance, sale and delivery of the Units by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Warrant Agreement, and compliance by the Company with the terms and provisions of this Agreement and the Warrant Agreement, do not and will not (i) result in the creation or imposition of any Lien (as defined below) upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its properties, operations or assets may be bound, or (ii) conflict with, or result in any breach of or constitute a default under (nor constitute any event that with notice, lapse of time, or both would constitute a breach of, or default under) (A) any provision of the Charter Documents of the Company, (B) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which its properties may be bound or affected, or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order binding upon or applicable to the Company or any of its properties or assets, except in the case of clause (i) and sub-clauses (B) and (C) of this clause (ii) for such Liens, breaches or defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(h) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(i) no approval, authorization, consent, license, permit, certification or order (each, a “Consent”) of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the Warrant Agreement and the consummation by the Company of the transactions contemplated hereby and in the Warrant Agreement, or the issuance, sale and delivery of the Units as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made prior to the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Act Regulations and the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Units, the Common Stock and the Warrants on the New York Stock Exchange (the “NYSE”) or (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters;

(j) (i) the Company has all necessary Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons, required in order to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, except to the extent that any failure to have any such Consents or make any such filings or to obtain such Consents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) each such Consent is valid and in full force and effect, and (iii) the Company has not received notice of any investigation or proceeding that has resulted in or, if decided adversely to the Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent; (iv) the Company is not in violation of, in default under, or has not received any notice regarding a possible violation, default or revocation of any Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company the effect of which could reasonably be expected to result in a Material Adverse Effect; and (v) no such Consent contains a materially burdensome restriction that is not adequately disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package;

(k) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act; no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and, to the Company’s knowledge, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(l) the Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(m) the Registration Statement, as of its effective date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof, the Closing Time and each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon, and in conformity with the Underwriters’ Information (as defined in Section 15);

(n) as of [    ]:00 [a.m.] [p.m.] (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Units, the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus (when considered with the Disclosure Package) did not, and at the time of each sale of Units and at the Closing Time and each Option Closing Time (if any), each such Issuer Free Writing Prospectus (when considered with the Disclosure Package) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon, and in conformity with the Underwriters’ Information;

(o) the Company does not, and as of the Closing Time will not, own or control, directly or indirectly, any corporation, association or other entity; as of any Option Closing Time, the Company will not, own or control, directly or indirectly, any corporation, association or other entity that is at such time material to the Company;

(p) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units, has complied, complies, and will comply with the requirements of Rule 433(c) of the Securities Act Regulations;

(q) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 of the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(r) except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, and any electronic road show relating to the public offering of the Units contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

(s) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Units contemplated herein have been and will be identical (other than formatting changes) to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(t) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 of the Securities Act;

(u) except as described in the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its officers and directors and to which its properties, assets, or rights are subject, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect; other than the Underwriters and the directors and officers of the Company, the Company has not authorized anyone to make any representations regarding the offer and sale of the Units, or regarding the Company in connection therewith; the Company has not received notice of any stop order or other similar order or decree preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto;

(v) the financial statements, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package present fairly the financial position of the Company as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the caption “Selected Financial Information” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the Company does not have any liabilities, obligations or guarantees, direct or contingent (including off-balance sheet obligations) that would be required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package to make the financial information contained therein conform with U.S. GAAP or that is required to be disclosed in a registration statement on Form S-11 in accordance with Item 103 of Regulation S-K, in each case, that are not so disclosed; as of the dates indicated in the financial statements, the Company did not have any contractual obligations that would be required to be disclosed under Item 303(a)(5) of Regulation S-K;

(w) McGladrey & Pullen, LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement is, and was during the periods covered by its report, an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and is registered with the Public Company Accounting Oversight Board;

(x) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise disclosed in such documents and other than (i) the entry by the Company into repurchase agreements with third-party lenders, (ii) the entry by the Company into hedging transactions, and (iii) purchase and sale by the Company of the Agency securities (as such term is defined in the Prospectus), each as contemplated by the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company, entered into by, or reasonably likely to be entered into by, the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company that is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, (v) any change of the capital stock of the Company or (vi) any change in the indebtedness of the Company;

(y) there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, otherwise registered by the Company under the Securities Act;

(z) the Units have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued by the Company and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will have been issued in compliance with all applicable state, federal and foreign securities laws, free and clear of any pledge, lien, charge, mortgage, security interest, claim or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (collectively, a “Lien”), other than restrictions on transfer and ownership described under the heading “Description of Securities - Restrictions on Ownership and Transfer” in the Registration Statement, the Prospectus and the Disclosure Package, and, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the issuance, sale and delivery of the Units is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising under applicable law, under the Charter Documents of the Company or under any agreement to which the Company is a party or otherwise;

(aa) the shares of Common Stock included in the Units have been duly authorized and, when issued and delivered against payment for the Units by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will have been issued in compliance with all applicable state, federal and foreign securities laws, free and clear of any Lien, other than restrictions on transfer and ownership described under the heading “Description of Securities - Restrictions on Ownership and Transfer” in the Registration Statement, the Prospectus and the Disclosure Package, and, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the issuance, sale and delivery of the Common Stock included in the Units is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising under applicable law, under the Charter Documents of the Company or under any agreement to which the Company is a party or otherwise;

(bb) the Warrants included in the Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability and will have been issued in compliance with all applicable state, federal and foreign securities laws, free and clear of any Lien, other than restrictions on transfer and ownership described under the heading “Description of Securities - Restrictions on Ownership and Transfer” in the Registration Statement, the Prospectus and the Disclosure Package, and, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the issuance, sale and delivery of the Warrants included in the Units is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising under applicable law, under the Charter Documents of the Company or under any agreement to which the Company is a party or otherwise;

(cc) the shares of Common Stock issued upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable and will have been issued in compliance with all applicable state, federal and foreign securities laws, free and clear of any Lien, other than restrictions on transfer and ownership described under the heading “Description of Securities - Restrictions on Ownership and Transfer” in the Registration Statement, the Prospectus and the Disclosure Package, and, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the issuance, sale and delivery of the Common Stock issued upon exercise of the Warrants included in the Units is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising under applicable law, under the Charter Documents of the Company or under any agreement to which the Company is a party or otherwise;

(dd) the Units, the Common Stock and the Warrants have been approved for listing on the NYSE, subject to official notice of issuance; subject to completion of the offering contemplated hereby, the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE shall have approved the Units, the Common Stock and the Warrants for listing, the Company will be in compliance with all applicable NYSE listing standards that are then in effect and is taking such steps as are necessary to ensure that the Company will be in compliance with other applicable requirements set forth in the NYSE’s listing standards not currently in effect upon the effectiveness of such requirements;

(ee) the Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) does not directly, or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the By-Laws of the FINRA) any member firm of the FINRA;

(ff) any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(gg) the Units, the Common Stock, the preferred shares, par value $0.01 per share, of the Company, the Warrants, the Company’s Charter Documents, and each material agreement to which the Company is a party conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; the forms of certificate used to evidence each of the Common Stock, the Units and the Warrants comply with all applicable statutory requirements (including any requirement under Section 2-210 and Section 2-211 of the Maryland General Corporation Law) and with any applicable requirements of the Charter Documents of the Company and the NYSE;

(hh) the Company does not own any real property; the Company has good title to all personal property, if any, owned by it, in each case free and clear of all Liens, except such as are disclosed in the Registration Statement, the Prospectus and the Disclosure Package or as could not reasonably be expected to have a Material Adverse Effect; any personal property held under lease by the Company is held under a lease that is valid, existing and enforceable against the Company, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or as could not reasonably be expected to have a Material Adverse Effect; the Company owns, leases or has access to all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the Prospectus and the Disclosure Package; the Company has not received any notice of any claim adverse to its ownership of any personal property or of any claim against the continued possession of any personal property, whether owned or held under lease or sublease by the Company, except as could not reasonably be expected to have a Material Adverse Effect;

(ii) the descriptions in the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, agreements, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company and third parties expressly referenced in the Registration Statement, the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; the copies of all contracts, agreements, instruments and other documents (including Consents and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Representatives or counsel to the Underwriters are complete and genuine and include all material collateral and supplemental agreements thereto; the statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and no consent is required from such sources for the use of such data;

(jj) the Company owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), or will receive adequate services pursuant to a written and valid agreement to which the Company or the Manager is a party, as are necessary to entitle the Company to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

(kk) the Company has established and maintains, either directly or through the Management Agreement, by and between the Company and the Manager, which is filed as Exhibit 10.1 to the Registration Statement (the “Management Agreement”), disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) that (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established; and the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(ll) the Company maintains, either directly or through the Management Agreement, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(mm) the Company has prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); no deficiency assessment with respect to any proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, likely to be asserted; the accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the Company’s most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business; there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company;

(nn) the Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as the Company reasonably considers to be adequate for the conduct of its businesses and the value of the assets to be held by the Company upon the consummation of the transactions contemplated by the Registration Statement, the Prospectus and the Disclosure Package and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or will not be able to obtain replacement insurance adequate for the conduct of its business at a cost that could not reasonably be expected to have a Material Adverse Effect; the Company has in effect reasonable and customary insurance covering the Company, its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations and applicable foreign securities laws;

(oo) the Company has not violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to employment of labor (including discrimination in the hiring, promotion or pay of employees, federal or state wages and hours laws), and the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); except for those violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(pp) no “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code, “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company would have any liability which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company would have any liability has been maintained and administered in compliance in with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification; and the assets of any plan that is subject to Title IV of ERISA at least equal the projected benefit obligation under such plan as determined pursuant to the most recent actuarial report for such plan; the assets of the Company do not constitute or will not constitute “plan assets” under ERISA or of any “governmental plan” within the meaning of Section 3(32);

(qq) neither the Company nor, to the Company’s knowledge, any officer, director, agent or employee purporting to act on behalf of the Company has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) made any payment in violation of applicable law to any investment officer or loan broker or person charged with similar duties of any entity to which the Company sells (or will sell) or from which the Company buys (or will buy) loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company, (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (v) violated any provision of the FCPA or (vi) made any other unlawful payment that is material in amount or is reasonably be expected to result in a Material Adverse Effect;

(rr) except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no outstanding loans, extensions of credit, advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, affiliates or representatives of the Company any of the members of the families of any of them and there are no amounts due by the Company to or for the benefit of any trustee or executive officer of the Company, other than employment compensation for the most recent payroll period owed by the Company to such persons in the ordinary course of business in respect of their positions as employees of the Company;

(ss)

(i)	none of the Company or to the Company’s knowledge, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” laws of any jurisdiction; the operations of the Company are and have been conducted at all times in compliance with applicable federal and state (and to the extent applicable, non-U.S.) anti-money laundering laws and regulations, including the financial recordkeeping and reporting requirements of the Bank Secrecy Act (including amendments pursuant to Title III of the USA PATRIOT Act of 2001, International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001), and 18 U.S.C. Sections 1956 and 1957 (collectively, the “Money Laundering Laws”) and, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or to the knowledge of the Company, threatened;

(ii)	neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by an individual or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria);

(iii)

the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity: (A) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any individual or entity (including individuals or entities participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iv)	except as detailed in Schedule III, since inception, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(tt) all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the State of Maryland, and (iii) the requirements of the NYSE;

(uu) in connection with this offering, the Company has not offered and will not offer its shares of Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Units except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;

(vv) the Company has complied, is and will be in compliance with all applicable provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida) and the rules and regulations thereunder; and neither the Company nor any of the affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

(ww) except as disclosed in the Prospectus and the Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its affiliates, on the one hand, and any person, on the other hand, that would give rise to a valid claim for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement;

(xx) no relationship, direct or indirect, exists between the Company on the one hand, and the directors, officers, shareholders, of the Company on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus or the Disclosure Package, which is not so described;

(yy) the Company is not, and upon the sale of Units as contemplated herein and the application of net proceeds therefrom as described in the Registration Statement, the Prospectus or the Disclosure Package under the caption “Use of Proceeds”, will not be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”));

(zz) there are no existing, or to the knowledge of the Company, threatened labor disputes with the employees of the Company;

(aaa) the Company and its officers and directors, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder at the Closing Time and any Option Closing Time;

(bbb) no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units in any jurisdiction where the Directed Units are being offered; the Company has not offered, or caused the Representatives to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) any person conducting business with the Company to alter such person’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business;

(ccc) the Company, commencing with its taxable year ending December 31, 2010, has been, and upon the sale of the Units will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”); the current and proposed method of operation of the Company as described in the Registration Statement, the Prospectus and the Disclosure Package will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code as presently in effect, and, to the Company’s knowledge, no actions have been taken (or not taken which are required to be taken) by the Company which would cause such qualification to be lost; as of the date of this Agreement, the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; as of the date of this Agreement, the Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify as a REIT and all statements in the Registration Statement, the Disclosure Package and the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct;

(ddd) to the knowledge of the Company, after due inquiry, each person named in the Registration Statement, the Prospectus and the Disclosure Package who is or is expected to be an independent director of the Company satisfies the independence standards established by the Commission and the NYSE;

(eee) the Company’s board of directors has approved the investment objectives and guidelines of the Company and its other operating policies and procedures, the Prospectus and the Disclosure Package; without limiting the scope of any of the other representations contained herein, none of the restrictions on ownership of the shares of the Company’s Common Stock or Warrants that are contained in the Company’s Charter Documents, the Warrant Agreement or elsewhere, including without limitation the percentage ownership restriction that prohibits any shareholder, subject to certain exceptions, of the Company from owning more than 9.8% of the shares of Company’s Common Stock or more than 9.8% of the warrants to purchase shares of the Company’s Common Stock, will apply to any Underwriter as a result of such Underwriter’s initial purchase of Units from the Company, as contemplated by this Agreement; the Company’s conflicts of interest, investment allocation and operating policies and investment guidelines described in the Registration Statement, the Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated;

(fff) none of the Company, nor any of its directors, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Securities Act Regulations or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(ggg) in connection with the offering of the Units, none of the Company, nor any of its affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than the Representatives): (i) offered Units, shares of Common Stock, Warrants or any other securities convertible into or exchangeable or exercisable for such shares of the Common Stock in a manner in violation of the Securities Act or the Securities Act Regulations; or (ii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Units in a manner that would require the registration of such security under the Securities Act;

(hhh) the Company has not relied on the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Units;

(iii) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus or the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

(jjj) the Company has provided the Underwriters with director and officer questionnaires (each, a “D&O Questionnaire”) for each member of the Company’s board of directors and senior management listed in the Disclosure Package and the Prospectus. Each D&O Questionnaire is complete and accurate in all material respects and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date hereof and as of the Closing Time and each Option Closing Time (if any).

4. Certain Covenants

The Company hereby agrees with each Underwriter:

(a) to use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Units, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); in each jurisdiction in which the Units have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution thereof by the Underwriters; to supply the Underwriters with such information as is reasonably necessary for the determination of the legality of the Units for investment under the laws of such jurisdiction as the Underwriters may request;

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Units may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Representatives and file such Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, as soon as practicable on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e) to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives (not to be unreasonably withheld or delayed) prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) of the Securities Act Regulations, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g) to advise the Representatives, as soon as practicable, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Units contemplated herein, to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(h) to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Units (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company (or which the Company reasonably believes that, the Representatives or counsel for the Underwriters could reasonably conclude), (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) causes or would cause any Issuer Free Writing Prospectus to not comply with the requirements of Rule 433(c) of the Securities Act Regulations, or (iii) would require the Prospectus or the Disclosure Package to be amended or supplemented in order for such document to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package so that the Registration Statement, the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, not comply with the requirements of Rule 433(c) of the Securities Act Regulations, or so that the Registration Statement, the Prospectus or the Disclosure Package will comply with the law;

(i) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(j) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (which consent shall not be unreasonably withheld);

(k) to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(l) to furnish to the Representatives, not less than two business days before filing with the Commission (not less than one business day before filing with the Commission in the event of any filing by the Company of a current report on Form 8-K), during the period referred to in paragraph (h) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

(m) to apply the net proceeds of the sale of the Units in all material respects in the manner specified under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package;

(n) to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement;

(o) to use its best efforts to maintain the listing of the Units, the Common Stock and the Warrants on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are traded on, and quotations for which are reported by, the NYSE;

(p) to maintain, at its expense, a transfer agent and, if necessary under the laws of the State of Maryland, a registrar for the shares of Common Stock;

(q) to refrain during a period of 180 days from the Closing Time, without the prior written consent of the Representatives, from, directly or indirectly (i) offering, pledging, selling or contracting to sell any Units, Warrants, shares of Common Stock, securities convertible into or exchangeable or exercisable for shares of Common Stock and any Units, Warrants and shares of Common Stock owned or acquired later for which the power of disposition is acquired at such later time (collectively, the “Relevant Securities”), (ii) offering, pledging, selling or contracting to sell any option or contract to purchase any Relevant Securities, (iii) contracting to purchase or purchasing any option or contract to sell any Relevant Securities, (iv) granting any option, right or warrant for the sale of any Relevant Securities, (v) lending or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Relevant Securities or securities convertible into or exercisable or exchangeable for Relevant Securities, (vi) entering into a swap or other derivatives transaction or agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any Relevant Securities, whether any such swap or transaction described in clauses (i) through (vi) is to be settled by the delivery of Relevant Securities or other securities, in cash or otherwise, or announcing the Company’s intention to do any of the foregoing; provided, however, that such 180-day period will be automatically extended if: (i) during the last 17 days of such period (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs; or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period following the last day of such period, in either of which case the restriction described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension (unless publicly available, the Company agrees that it will provide the Representatives with prior notice of any such announcement that gives rise to the extension of such 180-day period). The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus, or (C) any awards granted under the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 EIP”) or any other equity incentive plan that may be approved by the Company’s board of directors, including at least a majority of its independent directors, and the Company’s stockholders as may be required under the rules and regulations of the NYSE, that are subject in each case to vesting requirements established by the board of directors of the Company or the compensation committee of the board of directors of the Company, and any shares of Common Stock issued by the Company upon the exercise of an option issued under the 2008 EIP.

(r) not to, and to use its commercially reasonable efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Units, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Units other than contemplated herein or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company other than contemplated herein;

(s) to cause each of the persons listed on Schedule IV hereto (each such person, a “Lock-Up Party”) to furnish to the Representatives, prior to the Initial Sale Time, a letter in the form of Exhibit A hereto;

(t) if, at any time during the 90-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representatives, the market price of the Units has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and, upon the mutual agreement of the Company and the Representatives, disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event;

(u) to comply with all undertakings in the Registration Statement;

(v) that the Company will comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the FINRA, in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program;

(w) to maintain a system of internal accounting controls, either directly or through the Management Agreement, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(x) that the Company will conduct its operations in a manner that will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; provided, however, that this covenant shall not restrict the Company from ceasing to comply with the requirements for qualification as a REIT under the Code if the board of directors of the Company determines that it is no longer in the best interests of the Company and its shareholders to so comply;

(y) that the Company will conduct its affairs in such a manner so as to ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act; provided, however, that this covenant shall not restrict the Company from conducting its business in a manner that would result in the Company being an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act, if a majority of the board of directors of the Company determines that it is in the best interests of the Company and its shareholders to do so;

(z) to execute all documents, certificates and other instruments, obtain all corporate approvals on the part of the board of directors and shareholders of the Company (if necessary), and use commercially reasonable efforts to obtain all necessary Consents from and make all necessary filings with third parties and any federal, state or local governmental or regulatory commission, board, body, authority or agency to allow the Company to conduct its business as described in the Registration Statement, the Prospectus and Disclosure Package;

(aa) to refrain, during a period of one (1) year following the Closing Time, from granting any awards relating to any shares of Common Stock reserved for issuance under the 2008 EIP other than the award of 6,000 shares of restricted Common Stock to the Company’s independent directors to be made in connection with the closing of the public offering of the Units contemplated herein;

(bb) to promptly pay to the Underwriters the Deferred Discount upon satisfaction of the Deferred Discount Condition; and

(cc) to promptly inform the Representatives at any time when it (or any officer or director thereof) should learn of any fact that would cause any D&O Questionnaire to not be complete and accurate in all material respects or to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date hereof and as of the Closing Time and each Option Closing Time (if any).

5. Payment of Expenses

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees (including, without limitation, the fees of its counsel) and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Units to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Units by the FINRA (including counsel fees related to such filing), (vi) the fees and expenses of any transfer agent or registrar for the Units and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Units, the Common Stock and the Warrants on the NYSE, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show, (ix) preparing and distributing copies of transaction documents for the Representatives and legal counsel for the Underwriters, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit

Program, in an amount not to exceed $[        ], and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program, and (xi) the performance of the Company’s other obligations hereunder. Except as provided in this Section 5(a), the Underwriters shall pay their own expenses, including fees and disbursements of their legal counsel and all costs and expenses incident to the preparation and undertaking of the road show, including lodging and travel, except expenses described in clause (viii) of this Section 5(a).

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6. Conditions of the Underwriters’ Obligations

The obligations of the Underwriters hereunder to purchase Units at the Closing Time or at each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder, on the date hereof and the Initial Sale Time, and at the Closing Time and each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder, and to the satisfaction of the following further conditions at the Closing Time or at each Option Closing Time, as applicable:

(a) The Company shall furnish to the Underwriters at the Closing Time and at each Option Closing Time, as applicable, (i) an opinion of Hunton & Williams LLP, counsel for the Company, and (ii) Venable LLP, Maryland counsel for the Company, each addressed to the Underwriters and dated the Closing Time and the Option Closing Time, as applicable, and in form and substance satisfactory to Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, in the form set forth in Exhibit B and Exhibit C hereto, respectively.

(b) The Company shall furnish to the Underwriters at the Closing Time and at each Option Closing Time, as applicable, an opinion of Hunton & Williams LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and at each Option Closing Time, as applicable, and covering the tax matters and in form and substance satisfactory to Gibson, Dunn & Crutcher LLP, counsel to the Underwriters, in the form set forth in Exhibit D hereto.

(c) On the date of this Agreement and at the Closing Time and at each Option Closing Time (if applicable), the Representatives shall have received from McGladrey & Pullen, LLP letters dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance satisfactory to the Representatives, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting

Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company included in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

(d) In the event that the letters referred to above set forth any changes in long-term indebtedness, decreases in total assets or retained earnings or increases in borrowings that are not contemplated in the Registration Statement, the Prospectus or any document in the Disclosure Package, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Units as contemplated by the Registration Statement.

(e) The Representatives shall have received at the Closing Time and at each Option Closing Time the favorable opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Option Closing Time, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives.

(f) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representatives shall approve.

(g) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(h) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) All filings with the Commission required by Rule 424 of the Securities Act Regulations to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(j) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time (i) there shall not have been any Material Adverse Effect, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company, in each case, which, in the Representatives’ sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Units as contemplated by the Registration Statement.

(k) The Units, the Common Stock and the Warrants shall have been approved for listing on the NYSE.

(l) The Company shall have delivered to the Representatives an executed copy of the Warrant Agreement on the date the Registration Statement becomes effective.

(m) The FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n) The Representatives shall have received lock-up agreements from each Lock-Up Party in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(o) The Company will, at the Closing Time and at each Option Closing Time, as applicable, deliver to the Underwriters a certificate of its Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer in his capacity as an officer of the Company and without personal liability, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Initial Sale Time, the Closing Time and, if applicable, any Option Closing Time, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement and the

Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the Securities Act Regulations or the Exchange Act Regulations, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the Securities Act Regulations or the Exchange Act Regulations, as the case may be; the Registration Statement and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, did not and as of the Closing Time, the Initial Sale Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Effect, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company other than as contemplated therein, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

(p) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as applicable, as the Underwriters may reasonably request.

(q) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Time or any Option Closing Time, as applicable, that the Registration Statement, the Prospectus or the Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(r) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Common Stock, the Warrants, the Registration Statement, the Prospectus and the Disclosure Package, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(s) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would prevent the issuance or sale of the Units (including the shares of Common Stock and the Warrants included as part of the Units, and the shares of Common Stock underlying the Warrants included in the Units) and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued that would prevent the issuance or sale of the Units.

7. Termination

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Option Closing Time, as applicable, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, any Material Adverse Effect, or any material adverse change in management of the Company, whether or not arising in the ordinary course of business, or (iii) if trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, or (iv) if a material disruption in commercial banking, securities settlement, payment or clearance services in the United States shall have occurred such that settlement and clearance of the sale of Units is, in the judgment of the Representatives, impracticable or impossible, or (v) if any moratorium on commercial banking activities shall have been declared by federal or state authorities or (vi) if there shall have occurred any outbreak or escalation of national or international hostilities or an act of terrorism, or the United States shall have become engaged in hostilities, or there shall have been a declaration of a national emergency or war by the United States or any change in financial markets or any change in United States or international economic, political or financial conditions or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments

If any Underwriter shall default at the Closing Time or any Option Closing Time in its obligation to take up and pay for the Units to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Units which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Units”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Units does not exceed 10% of the total number of Units to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Units which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Units agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Units exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any non-defaulting party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability with respect to its default.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Units hereunder on such date unless all of the Units to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives), unless the non-defaulting Underwriters agree to the purchase hereunder of a lesser number of Units.

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement, Prospectus, the Disclosure Package and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9. Indemnity and Contribution by the Company and the Underwriters

(a) The Company agrees to indemnify and hold harmless the Underwriters, their affiliates (within the meaning of Rule 405 under the Securities Act) and respective directors, officers, members, employees, representatives and agents and each person, if any, who controls each Underwriter with the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties”, and each an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities or any action, investigation or proceeding in respect thereof to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses, liabilities, actions, investigations or proceedings arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering, including, without limitation, in any “road show” (as defined in Rule 433 under the Securities Act) for the offering or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities actions, investigations or proceedings arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon, and in conformity with the Underwriters’ Information and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability that the Company might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any and all losses, claims, damages, expenses and liabilities (or any action, investigation or proceeding in respect thereof) to which such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case (i) and (ii) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information, and to reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 9(b), in no event shall any indemnity by an Underwriter under this Section 9(b) exceed the total compensation actually received by such Underwriter in accordance with Section 2.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or the Representatives in the case of a claim for indemnification under Section 9(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 9 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Subject to this Section 9(c), the amount payable by an indemnifying party under this Section 9 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a final judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Section 9(a) or 9(b) is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b), then each indemnifying party under such section shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) of this Section 9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Company and the total underwriting discounts and commissions actually received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus (including the footnotes thereto), bear to the aggregate public offering price of the Units. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 15. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter and actually received. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The Company agrees to indemnify and hold harmless each Underwriter Indemnified Party, from and against any and all losses, claims, damages, expenses and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Unit Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Units that the participant has agreed to purchase, or (iii) related to, arising out of, or in connection with the Directed Unit Program.

10. Survival

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act, and the respective directors, officers and agents of each Underwriter or by or on behalf of the Company, its directors and officers who sign the Registration Statement, or any person who controls the Company within the meaning of Section 15 of the Securities Act or of Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Units. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Units or the Directed Units, or in connection with the Registration Statement or Prospectus.

11. Duties

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Units shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Units as are specifically set forth in this Agreement. The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the offering of the Units and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters or Lazard Frères & Co. LLC and its affiliates have advised or is advising the Company on other matters;

(b) the price of the Units set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Underwriters and their affiliates and Lazard Frères & Co. LLC and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no fiduciary, advisory or agency relationship under which they have any obligation to disclose such interests and transactions to the Company; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. Notices

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020, Attention: Syndicate Department and Stifel Nicolaus & Company, Incorporated, 501 North Broadway, St. Louis, MO 63102, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 331 West 57th Street, # 363, New York, NY 10019, Attention:                    , with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David C. Wright, Esq.

13. Governing Law; Headings

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. The Company and the Underwriters each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriters. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Parties in Interest

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors, officers and other indemnified parties referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Underwriters Information

The Company hereby acknowledges that the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(m) and Section 3(n) and Section 9 of this Agreement are the statements set forth under the caption “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus as follows: the last sentence of paragraph three relating to withdrawals; the first two sentences in paragraph six relating to concessions; the second sentence of paragraph twelve relating to the Underwriters’ undertakings to the NYSE; paragraph fifteen relating to price stabilization by the Underwriters, paragraph seventeen relating to allocation to discretionary accounts, paragraph twenty-three relating to electronic distribution, and paragraph twenty-four relating to Lazard Fréres & Co. LLC receiving a fee from one of the Underwriters in connection with the transactions contemplated hereunder (the “Underwriters’ Information”).

16. Counterparts and Facsimile Signatures

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

17. Entire Agreement

This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Disclosure Package, the Prospectus, the Registration Statement, the conduct of the offering, and the purchase and sale of the Units.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

MADISON SQUARE CAPITAL, INC.

By:
By:
Name:
Title:

Accepted and agreed to as
of the date first above written:

LAZARD CAPITAL MARKETS LLC

By:
Name:
Title:

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

STIFEL NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

Schedule I

Underwriter	Number of Initial Units to be Purchased	Number of Option Units to be Purchased
Lazard Capital Markets LLC Stifel, Nicolaus & Company, Incorporated Macquarie Capital (USA) Inc. Ladenburg Thalmann & Co., Inc. Sterne, Agee & Leach, Inc. Wunderlich Securities, Inc.
Total

Schedule II

Issuer Free Writing Prospectuses

Roadshow presentation made available on netroadshow.com.

[Free Writing Prospectus dated [            ].]

Schedule III

Sanctions

Schedule IV

Lock-up Parties

[            ]

Exhibit A

FORM OF LOCK-UP AGREEMENT

                    , 2010

Lazard Capital Markets LLC

Stifel Nicolaus & Company, Incorporated

            As Representatives of the several

            Underwriters listed in Schedule I

            to the Underwriting Agreement

            referred to below

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

60th Floor

New York, NY 10020

            Re:    Madison Square Capital, Inc. — Public Offering

            Ladies and Gentlemen:

1. The undersigned understands and agrees that Lazard Capital Markets LLC and Stifel Nicolaus & Company, Incorporated (the “Representatives”), as Representatives of the several Underwriters (as defined below), have entered into or propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Madison Square Capital, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”) of units of the Company, each unit consisting of one share of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock ((the “Units”)). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

2. In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Units, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, except as otherwise provided herein, without the prior written consent of the Representatives on behalf of the Underwriters (which consent may be withheld or delayed in the Representatives’ sole discretion), he, she or it shall not, subject to certain exceptions described below, during the period of 180 days commencing on the date of the Closing Time (the “Lock-Up Period”) (subject to the extension of such Lock-Up Period as set forth below), directly or indirectly: (i) offer, pledge, sell or contract to sell any Relevant Securities (defined below); (ii) offer, pledge, sell or contract to sell any option or contract to purchase any Relevant Securities; (iii) contract to purchase or purchase any option or contract to sell any Relevant Securities; (iv) grant any option, right or warrant for the sale of any Relevant Securities; (v) lend or otherwise dispose of or transfer (or enter into any transaction or device designed to, or that could be expected to, result in the disposition by any person at any time in the future of) any Relevant Securities or securities convertible into or exercisable or exchangeable for Relevant Securities; or (vi) enter into a swap or other derivatives transaction or agreement that transfers, in whole or in part (directly or indirectly), the economic consequences of ownership of any Relevant Securities, whether any such swap or transaction described in clauses (i) through (vi) is to be settled by delivery of Relevant Securities or other securities, in cash or otherwise, or announce his, her or its intention to do any of the foregoing. In addition, if (i) during the last 17 days of the Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended, and the restrictions imposed by this Lock-Up Agreement shall continue to apply, until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension. The term “Relevant Securities” means the Units, the Common Stock and the Warrants (including any Units, shares of Common Stock or Warrants owned or acquired later by the undersigned for which the undersigned acquires the power of disposition at such later time), and all securities convertible into or exchangeable or exercisable for shares of Common Stock.

3. For the avoidance of doubt, nothing contained herein shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase Common Stock or other securities of the Company or (ii) exercise any options or other convertible securities granted under the Company’s Amended and Restated 2008 Equity Incentive Plan, which grant is permitted under the Underwriting Agreement.

4. Notwithstanding the foregoing, the undersigned shall be permitted to transfer the Relevant Securities during the Lock-Up Period (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (iii) by will or intestate succession, provided that, in each case, (a) each transferee (or trustee, as applicable) execute a lock-up agreement in the form of this Lock-Up Agreement pursuant to which these persons agree not to sell or transfer the Relevant Securities for the remainder of the Lock-Up Period and (b) any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

5. In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Relevant Securities, are hereby authorized to decline to make any transfer of the Relevant Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

6. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

7. The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

8. The undersigned acknowledges that the Representatives are relying on the agreements of the undersigned set forth herein in making their decision to enter into the Underwriting Agreement and to continue their efforts in connection with the Public Offering.

9. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without conflicts of laws principles.

10. This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.

Very truly yours,

[NAME]

By:

Name:
Title:

Address:

Number of shares of Common Stock owned as of the date hereof:

Number of shares of Common Stock expected to be owned upon the closing of the Public Offering (not including shares included in a Unit):

Number of Units expected to be owned upon the closing of the Public Offering:

Exhibit B

FORM OF OPINION OF HUNTON & WILLIAMS LLP PURSUANT TO

SECTION 6(a)(i)

[To come.]

Exhibit C

FORM OF OPINION OF VENABLE LLP PURSUANT TO SECTION 6(a)(ii)

[To come.]

Exhibit D

FORM OF OPINION OF HUNTON & WILLIAMS LLP PURSUANT TO

SECTION 6(b)

[To come.]